UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2019

ALTERYX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38034	90-0673106
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3345 Michelson Drive, Suite 400, Irvine, California		92612
(Address of Principal Executive Offices)		(Zip Code)

(888) 836-4274

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	AYX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 12, 2019, Alteryx, Inc. (“Alteryx”) completed its previously announced sale of $400.0 million aggregate principal amount of 0.50% Convertible Senior Notes due 2024 (the “2024 Notes”) and $400.0 million aggregate principal amount of 1.00% Convertible Senior Notes due 2026 (the “2026 Notes” and together with the 2024 Notes, the “Notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act of 1933, as amended, for gross proceeds of $800.0 million. The proceeds include the full exercise of the $100.0 million over-allotment option granted by Alteryx to the initial purchasers of the Notes.

Indentures

The 2024 Notes were issued pursuant to an Indenture, dated as of August 12, 2019 (the “2024 Notes Indenture”), between Alteryx and U.S. Bank National Association, as trustee. The 2026 Notes were issued pursuant to an Indenture, dated as of August 12, 2019 (the “2026 Notes Indenture,” and together with the 2024 Notes Indenture, the “Indentures”), between Alteryx and U.S. Bank National Association, as trustee. The 2024 Notes are senior, unsecured obligations of Alteryx, and bear interest of 0.50% per year payable semi-annually in arrears. The 2026 Notes are senior, unsecured obligations of Alteryx, and bear interest of 1.00% per year payable semi-annually in arrears. The 2024 Notes will mature on August 1, 2024, unless earlier converted or repurchased, in accordance with their terms prior to such date. The 2026 Notes will mature on August 1, 2026, unless earlier converted or repurchased, in accordance with their terms prior to such date.

Alteryx may not redeem the 2024 Notes or the 2026 Notes prior to the relevant maturity date, and no sinking fund is provided for either series of the Notes.

Each of the Indentures include customary terms and covenants, including certain events of default after which the relevant series of Notes may be declared due and payable immediately and sets forth certain types of bankruptcy or insolvency events of default involving Alteryx after which the relevant series of Notes become automatically due and payable. The following events are considered “events of default” under each series of Notes, which may result in acceleration of the maturity of such series of Notes:

(1)	default by Alteryx in any payment of interest on the relevant series of Notes when due and payable, and the default continues for a period of 30 days;

(2)	default by Alteryx in the payment of principal of any Note of the relevant series when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise;

(3)	failure by Alteryx to comply with its obligation to convert the relevant series of Notes in accordance with the relevant Indenture upon exercise of a holder’s conversion right, and such failure continues for a period of three business days;

(4)	failure by Alteryx to give a fundamental change notice or a notice of a specified corporate event at the time and in the manner provided in the relevant Indenture;

(5)	failure by Alteryx to comply with its obligations under the relevant Indenture with respect to consolidation, merger or sale of assets of Alteryx;

(6)	failure by Alteryx for a period of 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of its agreements under the relevant series of Notes or the relevant Indenture;

(7)	a default by Alteryx or any of its significant subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $60,000,000 (or its foreign currency equivalent) in the aggregate of Alteryx or any such subsidiary, whether such indebtedness now exists or shall hereafter be created:

(i)	resulting in such indebtedness becoming or being declared due and payable, or

(ii)	constituting a failure to pay the principal or interest of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

and in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days after written notice to us by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of the relevant series of Notes then outstanding in accordance with the relevant Indenture;

(8)	a final judgment or judgments for payment of $60,000,000 (or its foreign currency equivalent) or more in the aggregate is rendered against Alteryx or any of its subsidiaries, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced or (ii) the date on which all rights to appeal have been extinguished; or

(9)	certain events of bankruptcy, insolvency or reorganization of Alteryx or any of its significant subsidiaries occurs.

The 2024 Notes are convertible into cash, shares of Alteryx’s Class A Common Stock (“Class A Common Stock”) or a combination thereof, at Alteryx’s election, at an initial conversion rate of 5.2809 shares of Class A Common Stock per $1,000 principal amount of the 2024 Notes, which is equal to an initial conversion price of approximately $189.36 per share of Class A Common Stock subject to adjustment. The 2026 Notes are convertible into cash, shares of Class A Common Stock or a combination thereof, at Alteryx’s election, at an initial conversion rate of 5.2809 shares of Class A Common Stock per $1,000 principal amount of the 2026 Notes, which is equal to an initial conversion price of approximately $189.36 per share of Class A Common Stock subject to adjustment. Prior to the close of business on the business day immediately preceding May 1, 2024, in the case of the 2024 Notes, or May 1, 2026, in the case of the 2026 Notes, such conversion is subject to the satisfaction of certain conditions set forth below.

Holders of the relevant series of Notes who convert their Notes of such series in connection with a make-whole fundamental change (as defined in each of the Indentures) are, under certain circumstances, entitled to an increase in the conversion rate of the applicable series of Notes, up to a maximum conversion rate of 7.9214 shares of Class A Common Stock per $1,000 principal amount of such series of Notes. Additionally, in the event of a fundamental change (as defined in the Indentures) prior to the maturity date of the relevant series of Notes, holders of such series of Notes may require Alteryx to repurchase all or a portion of their Notes of such series at a price equal to 100% of the principal amount of the relevant series Notes, plus any accrued and unpaid special interest to, but excluding, the repurchase date.

Holders of the Notes may convert all or a portion of their Notes prior to the close of business on the business day immediately preceding May 1, 2024, in the case of the 2024 Notes, or May 1, 2026, in the case of the 2026 Notes, in multiples of $1,000 principal amount, only under the following circumstances:

•	during any calendar quarter commencing after the calendar quarter ending on December 31, 2019 (and only during such calendar quarter), if the last reported sale price of Class A Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price of the relevant series of Notes on each applicable trading day;

•	during the five business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of the relevant series of Notes for each day of that five day consecutive trading day period was less than 98% of the product of the last reported sale price of Class A Common Stock and the conversion rate for such series of Notes on such trading day; or

•	upon the occurrence of specified corporate events.

A copy of the 2024 Notes Indenture is attached hereto as Exhibit 4.1 and a copy of the 2026 Notes Indenture is attached hereto as Exhibit 4.2, each of which is incorporated herein by reference. The descriptions of the 2024 Notes and 2026 Notes contained in this Current Report on Form 8-K (this “Form 8-K”) do not purport to be complete and are qualified in their entirety by reference to Exhibit 4.1 and Exhibit 4.2, respectively.

Capped Call Transactions

On August 7, 2019, in connection with the pricing of the Notes, Alteryx entered into privately negotiated capped call transactions (the “Base Capped Call Transactions”) with each of Bank of Montreal, Barclays Bank PLC, Citibank, N.A., and RBC Capital Markets, LLC (the “Capped Call Counterparties”). On August 8, 2019, in connection with the exercise by the initial purchases of the over-allotment option granted by Alteryx to the initial purchasers of the Notes, Alteryx entered into additional privately negotiated capped call transactions (the “Additional Capped Call Transactions,” and together with the Base Capped Call Transactions, the “Capped Call Transactions”) with each of the Capped Call Counterparties.

The Capped Call Transactions relating to the 2024 Notes will initially cover, subject to customary anti-dilution adjustments, the number of shares of Class A Common Stock that initially underlie the 2024 Notes and the Capped Call Transactions relating to the 2026 Notes will initially cover, subject to customary anti-dilution adjustments, the number of shares of Class A

Common Stock that initially underlie the 2026 Notes. The cap price of the Capped Call Transactions is initially $315.60 per share of Class A Common Stock, representing a premium of 150% above the last reported sale price of $126.24 per share of Class A Common Stock on August 7, 2019, and is subject to certain adjustments under the terms of the Capped Call Transactions. The Capped Call Transactions related to each series of Notes are expected generally to reduce the potential dilution upon conversion of such Notes and/or offset any cash payments that Alteryx would be required to make in excess of the principal amount upon conversion of the Notes of such series, as the case may be, with such reduction /or offset subject to a cap based on the cap price.

In connection with establishing their initial hedges of the Capped Call Transactions, the Capped Call Counterparties and/or their respective affiliates expect to purchase shares of Class A Common Stock and/or enter into various derivative transactions with respect to Class A Common Stock concurrently with, or shortly after, the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of Class A Common Stock or the Notes concurrently with, or shortly after, the pricing of the Notes.

In addition, the Capped Call Counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Class A Common Stock and/or purchasing or selling Class A Common Stock in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to so do during any observation period related to a conversion of such Notes or following any repurchase of such Notes by Alteryx on any fundamental change repurchase date or otherwise). This activity could decrease (or avoid an increase) in the market price of Class A Common Stock or the Notes, which could affect noteholders’ ability to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of the Notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of such Notes.

The Capped Call Transactions are separate transactions entered into by Alteryx with the Capped Call Counterparties, are not part of the terms of the Notes, and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The form of the Base Capped Call Transactions confirmation (the “Base Capped Call Confirmation”) and the form of the Additional Capped Call Transactions confirmation (the “Additional Capped Call Confirmation”) are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference. The descriptions of the Base Capped Call Confirmation and the Additional Capped Call Confirmation contained in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to Exhibit 99.1 and Exhibit 99.2, respectively.

Exchange Transactions

On August 7, 2019, Alteryx entered into exchange agreements (the “Exchange Agreements”) with certain holders of Alteryx’s outstanding 0.50% Convertible Senior Notes due 2023 (the “2023 Notes”) pursuant to which Alteryx exchanged approximately $145.2 million principal amount of the 2023 Notes for aggregate consideration of approximately $145.4 million in cash and approximately 2.2 million shares of Class A Common Stock (the “Exchange Shares”). The Exchange Shares are being offered in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act. The Exchange Shares have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

In connection with the Exchange Transactions, Alteryx terminated a corresponding portion of the existing capped call transactions that Alteryx entered into in connection with the issuance of the 2023 Notes. Alteryx entered into certain termination agreements (the “Termination Agreements”), each dated as of August 7, 2019, with each of JPMorgan Chase Bank, National Association, London Branch (“JPM”), Bank of America, N.A. (“BoA”), and RBC Capital Markets, LLC (“RBC”). In connection with the Termination Agreements, received 140,597 shares of Class A Common Stock from JPM, 73,695 shares of Class A Common Stock from BoA, and 71,174 shares of Class A Common Stock from RBC.

The form of Exchange Agreement and the form of Termination Agreement are attached hereto as Exhibits 99.3 and 99.4, respectively, and are incorporated by reference. The descriptions of the Exchange Agreements and the Termination Agreements contained in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to Exhibit 99.3 and Exhibit 99.4, respectively.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 of this Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01.	Other Events.

On August 12, 2019, Alteryx issued a press release announcing the closing of its offering of the Notes. A copy of the press release is attached as Exhibit 99.5 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, with respect to the 2024 Notes, dated August 12, 2019 between Alteryx, Inc. and U.S. Bank National Association.

4.2	Indenture, with respect to the 2026 Notes, dated August 12, 2019 between Alteryx, Inc. and U.S. Bank National Association.

99.1	Form of Base Capped Call Transaction Confirmation.

99.2	Form of Additional Capped Call Transaction Confirmation.

99.3	Form of Exchange Agreement.

99.4	Form of Termination Agreement.

99.5	Press release dated August 12, 2019, announcing the closing of the offering of the Notes.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERYX, INC.

Date: August 12, 2019	By:	/s/ Christopher M. Lal
Christopher M. Lal
Chief Legal Officer and Corporate Secretary